CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report on the consolidated financial statements of Cardax, Inc. and Subsidiary dated March 26, 2018 and the inclusion of the reference as “Experts” in the Amendment No. 1 to Registration Statement on Form S-4 dated June 14, 2018.

/s/ KBL, LLP

KBL, LLP

New York, NY

June 14 , 2018

535 Fifth Avenue, 30th Floor, New York, NY 10017	212.785-9700